UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2021 (March 8, 2021)

Capitol Investment Corp. V

(Exact name of registrant as specified in its charter)

Delaware	001-39754	84-1956909
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 17th Street North, Suite 820 Arlington, Virginia	22209
(Address of Principal Executive Offices)	(Zip Code)

(202) 654-7060
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one warrant	CAP.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	CAP	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	CAP WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on February 25, 2021 and February 26, 2021, each of the directors of Capitol Investment Corp. V, a Delaware corporation (the “Company”), including Mark D. Ein, the Chairman of the Board and Chief Executive Officer of the Company, and L. Dyson Dryden, the President and Chief Financial Officer of the Company, committed (each, a “Commitment Letter”) to lend the Company an aggregate of an additional $970,000, if such funds are needed by the Company. Any amount loaned by such directors to the Company pursuant to such Commitment Letter will be evidenced by unsecured promissory notes (“Promissory Notes”) issued to the lenders thereof. Each Promissory Note would be non-interest bearing and would be payable at the consummation by the Company of a merger, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”). As indicated in the Company’s final prospectus, dated December 1, 2020, relating to the company’s initial public offering (the “IPO”), upon consummation of a Business Combination, the lenders would have the option to convert up to $2,000,000 of the principal balance of such Promissory Notes into warrants at a price of $1.50 per warrant. The terms of any such warrants would be identical to the warrants issued by the Company in the IPO except that such warrants would be non-redeemable by the Company and would be exercisable for cash or on a “cashless” basis, in each case, so long as such warrants were held by the initial holder or such holder’s permitted transferees. If a Business Combination is not consummated, all outstanding amounts under any Promissory Notes issued to the lenders would be forgiven except to the extent that the Company has funds available to it outside of its trust account established in connection with the IPO to repay such amounts.

On March 8, 2021, the Company issued an aggregate of $400,000 of such Promissory Notes pursuant to the Commitment Letters to Capitol Acquisition Management V LLC, an affiliate of Mark D. Ein, Capitol Acquisition Founder V LLC, an affiliate of L. Dyson Dryden, and Lawrence Calcano, Richard C. Donaldson, Raul J. Fernandez and Thomas S. Smith, Jr., each a member of the board of directors of the Company, to evidence loans in such amount made by the lenders. If the lenders convert the entire principal balance of the Promissory Notes, they would receive warrants to purchase an aggregate of 266,667 shares of the Company’s Class A common stock. The issuance of the Promissory Notes to the lenders was made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Commitment Letters and the Promissory Notes does not purport to be complete and is qualified in its entirety by the terms and conditions of the forms of Commitment Letter and the Promissory Note, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information included in Item 2.03 of this Current Report on Form 8-K is also incorporated by reference into this Item 3.02 of this Current Report on Form 8-K to the extent required.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Form of Commitment Letter.
10.2	Form of Promissory Note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPITOL INVESTMENT CORP V.

Date:	March 12, 2021	By:	/s/ Mark Ein
Mark Ein Chairman and Chief Executive Officer